                           MISSISSIPPI POWER COMPANY

                      PROXY FORM FOR DTC PARTICIPANTS ONLY

     The undersigned hereby appoints Dwight H. Evans, Michael W. Southern and Wayne Boston, or any of them, as proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote as designated hereunder and in their discretion with respect to any other business properly brought before the Special Meeting all the shares of preferred stock of the Company which the undersigned is entitled to vote at the Special Meeting or any adjournments or postponements thereof.

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY. The proxy contained herein, when properly executed, will be voted in the manner directed herein by the undersigned shareholders. If no direction is made, the proxy will be voted FOR Item 1. An abstention is the equivalent of a vote AGAINST the Proposed Amendment.

     Indicate your vote by an (X). The Board of Directors recommends voting FOR
Item 1.

ITEM 1.

     To remove from the Company's Articles of Incorporation, as amended, (i) Subparagraph (F)(b) of Paragraph FOURTH under "General Provisions" of the "Preferred Stock" section, a provision restricting the amount of securities representing unsecured indebtedness issuable by the Company, (ii) Subparagraph
(F)(a) of Paragraph FOURTH under "General Provisions" of the "Preferred Stock" section, a provision which requires the vote of the holders of at least a majority of the total voting power of the Company's outstanding preferred stock to approve the sale of all or substantially all of the Company's property and mergers or consolidations that have not been approved under the Public Utility Holding Company Act of 1935, as amended, and (iii) Subparagraph (F)(b) (except the first paragraph therein) of Paragraph FOURTH under "General Provisions" of the "Preferred Stock" section, a provision restricting the ability of the Company to pay dividends on its common stock in the event that its common equity capitalization falls below certain levels.

            [ ]  FOR            [ ]  AGAINST            [ ]  ABSTAIN

     SHARES REPRESENTED BY ALL PROPERLY EXECUTED PROXIES WILL BE VOTED IN ACCORDANCE WITH INSTRUCTIONS APPEARING ON THIS PROXY. IN THE ABSENCE OF SPECIFIC INSTRUCTIONS, PROXIES WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS, AND IN THE DISCRETION OF THE PROXY HOLDERS AS TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING.

  CUSIP #                Series             FOR                AGAINST            ABSTAIN
  605417203              4.40%
  605417302              4.60%
  605417401              4.72%
  605417831              6.32%
  605417815              6.65%
  605417500              7.00%

NOTICE: THE ABOVE BANK OR BROKER HEREBY CERTIFIES THAT IT HAS NOT GIVEN AND WILL NOT GIVE INSTRUCTIONS TO TENDER ANY SHARES LISTED ABOVE THROUGH THE DTC ATOP SYSTEM.

ATTENTION ALL DTC PARTICIPANTS: PLEASE USE THIS PROXY FORM FOR VOTING ON ANY AND ALL ISSUES. DO NOT USE THE BENEFICIAL OWNER PROXY FORM.

Date:
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DTC Participant Name:                                  Authorized Signature:
                      -----------------------------                            --------------------------

DTC Participant Number:                                Print Name:
                         --------------------------               ---------------------------------------

Name of Firm:                                          Telephone Number:
               ------------------------------------                     ---------------------------------

Address:
         ------------------------------------------

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Medallion Stamp: